Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media:
Julie D. Dewey
Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V.
(901) 290-5817
julie.dewey@wright.com

Wright Medical Group N.V. Announces Private Placement of $675 Million of 1.625% Cash

Convertible Senior Notes Due 2023

AMSTERDAM, The Netherlands – June 21, 2018 – Wright Medical Group N.V. (NASDAQ: WMGI) (the “Company”) today announced that it has entered into privately negotiated agreements among the Company, Wright Medical Group, Inc., an indirect, wholly-owned subsidiary of the Company (“WMG”), and a limited number of investors who are both accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and qualified institutional buyers (as defined in Rule 144A under the Securities Act) (the “investors”) to issue and sell $675 million aggregate principal amount of WMG’s 1.625% cash convertible senior notes due 2023 (the “notes”). The notes are referred to as “exchangeable” in the offering documents because they will be issued by WMG, not the Company. The issuance of the notes is expected to close on June 28, 2018, subject to customary closing conditions.

The notes will be senior unsecured obligations of WMG and pay interest semiannually in arrears at a rate of 1.625% per annum on June 15 and December 15 of each year, beginning on December 15, 2018. The notes will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. Prior to December 15, 2023, the notes will be convertible at the option of the holder into cash under certain conditions and thereafter at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The notes mature on June 15, 2023. The initial conversion rate for the notes is 29.9679 of the Company’s ordinary shares per $1,000 principal amount of the notes (subject to certain adjustments), which is equivalent to a conversion price of approximately $33.37 per ordinary share, representing an approximately 22.5% conversion premium based on the last reported sale price of the Company’s ordinary shares of $27.24 per ordinary share on June 20, 2018, as reported on the Nasdaq Global Select Market.

Concurrently with the sale of the notes, a limited number of investors that are current holders of WMG’s existing 2.00% cash convertible senior notes due 2020 (the “existing notes”) have entered into privately negotiated agreements to exchange approximately $401 million aggregate principal amount of their existing notes for approximately $460 million aggregate principal amount of the notes (the “exchange”). For each $1,000 principal amount of existing notes validly submitted for exchange, WMG will deliver $1,146.10 principal amount of notes to the exchanging investor (subject, in each case, to rounding to the nearest $1,000 aggregate principal amount for each such exchanging investor). There will be no separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the closing date of the exchange.

In connection with the issuance of the notes, WMG and the Company have entered into privately negotiated cash convertible note hedge transactions with certain financial institutions (the “option counterparties”). The cash convertible note hedge transactions are generally intended to reduce the net amount of cash payments that WMG may be required to make upon conversion of the notes to the extent that such cash payments exceed the principal amount of converted notes. The Company also has entered into separate privately negotiated warrant transactions with the option counterparties to sell the option counterparties warrants to purchase the Company’s ordinary shares. The warrants have an initial strike price of $40.86 per ordinary share, or approximately 50% higher than the last reported sale price of the Company’s ordinary shares on June 20, 2018, subject to certain adjustments under the terms of the warrant transactions. The issuance of the warrants could have a dilutive effect on the Company’s ordinary shares to the extent that the market price per ordinary share exceeds the applicable strike price of the warrants on any expiration date of the warrants.

The Company estimates that the net proceeds of the issuance will be approximately $200 million, after deducting estimated fees and expenses payable by the Company. Neither the Company nor WMG will receive any cash proceeds from the concurrent exchange of notes for existing notes. The Company expects to use approximately $39 million of the net proceeds from the issuance to pay the cost of the cash convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrants). The Company intends to use the remaining $161 million net proceeds from the issuance for general corporate purposes, which may include, among other uses, repayment or repurchase of outstanding indebtedness.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the cash convertible note hedge and warrant transactions, the option counterparties (or their respective affiliates) have entered into various derivative or other hedging transactions with respect to the Company’s ordinary shares concurrently with or shortly after the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s ordinary shares or the notes.

In addition, the option counterparties or their respective affiliates may modify their hedge positions following the pricing of the notes from time to time by entering into or unwinding various derivatives with respect to the Company’s ordinary shares and/or purchasing or selling ordinary shares or other securities of the Company in secondary market transactions (and are likely to do so during any observation period related to a conversion of notes). This activity could impact the market price of the Company’s ordinary shares or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount of cash holders will receive upon conversion of the notes.

In addition, in connection with the exchange, the Company and WMG expect to enter into agreements with the counterparties (the “existing option counterparties”) to WMG’s existing convertible note hedge transactions to terminate a portion of such existing convertible note hedge transactions in a notional amount corresponding to the amount of the existing notes exchanged (the “unwind agreements”). Pursuant to the unwind agreements, the existing option counterparties will also terminate a portion of the Company’s existing warrant transactions in respect of the existing notes with the existing option counterparties. In connection with any termination of existing convertible note hedge and existing warrant transactions and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell the Company’s ordinary shares in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to the Company’s ordinary shares. Any of these activities could decrease (or reduce the size of any increase in) the market price of the Company’s ordinary shares at that time and it could decrease (or reduce the size of any increase in) the market value of the notes offered hereby.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The offer and sale of the notes have not been registered under the Securities Act or any state securities laws. The notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the estimated net proceeds of the issuance and warrant transactions, the expected effect of the hedge and warrant transactions and the Company’s planned use of the net proceeds from the sale of the notes. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements, including, without limitation, whether or not the Company will be able to consummate the issuance of notes, the concurrent exchange or the hedge and warrant transactions on the timelines or with the terms anticipated, if at all, and, if consummated, whether the hedge and warrant transactions will have the anticipated effect of reducing the Company’s exposure under the notes to future increases in the price of the Company’s ordinary shares. Management retains broad discretion over the use of proceeds from the sale of the notes. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Investors should not place considerable reliance on the forward-looking statements contained in this press release. The Company is providing this information as of the date of this press release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

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